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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated January 24, 2000 and to all references to our Firm included in, or made part of, the LaBranche & Co Inc. Registration Statement on Form S-4 dated April 28, 2000.

/s/ Arthur Andersen LLP

New York, New York
April 28, 2000